Exhibit 21
Subsidiaries of EnPro Industries, Inc.
(as of December 31, 2017)

Consolidated Subsidiary Companies	Place of Incorporation	% of Voting Securities Owned
EnPro Industries, Inc.	North Carolina	100
EnPro Holdings, Inc.	North Carolina	100
Coltec Finance Company Limited	United Kingdom	100
Coltec Industries Pacific Pte Ltd	Singapore	100
Garlock India Private Limited	India	99.99999
Garlock Singapore Pte. Ltd.	Singapore	100
Garlock Taiwan Corporation	Taiwan	100
Link Seal Japan Ltd.	Japan	50
Coltec International Services Co.	Delaware	100
Garlock do Brasil Participacoes Ltda.	Brazil	11
Stempro de Mexico, S. de R.L. de C.V.	Mexico	25
Compressor Products Holdings. Limited	United Kingdom	100
Compressor Products International Limited	United Kingdom	100
Compressor Products International Participacoes Ltda.	Brazil	99
Compressor Products International do Brasil Participaceos Ltda.	Brazil	100
CPI Investments Limited	United Kingdom	100
Compressor Products International Participacoes Ltda.	Brazil	1
CPI Pacific Pty Limited	Australia	100
Player & Cornish Limited	United Kingdom	100
Robix Limited	United Kingdom	100
Compressor Products International LLC	Delaware	100
EnPro Associates, LLC	North Carolina	100
EnPro Industries Int'l Trading (Shanghai) Co., Ltd.	China	100
EnPro Hong Kong Holdings Company Limited	Hong Kong	100
Commercial Vehicle Components (Shanghai) Co., Ltd.	China	100
Compressor Products Int'l (Shanghai) Co., Ltd.	China	100
EnPro Corporate Management Consulting (Shanghai) Co. Ltd.	China	100
Garlock Sealing Technologies (Shanghai) Co., Ltd.	China	100
STEMCO Vehicle Technology (Shanghai) Co. Ltd.	China	100
EnPro Learning Systems, LLC	North Carolina	100
Fairbanks Morse, LLC	North Carolina	100
Garlock (Great Britain) Limited	United Kingdom	100
Garlock Pipeline Technologies Limited	United Kingdom	100
Pipeline Seal & Insulator Co. (Limited)	United Kingdom	100
Technetics Group U.K. Limited	United Kingdom	100
Technetics UK Limited	United Kingdom	100
Garlock do Brasil Participacoes Ltda.	Brazil	89
Garlock Hygienic Technologies, LLC	North Carolina	100

Consolidated Subsidiary Companies	Place of Incorporation	% of Voting Securities Owned
Garlock Pipeline Technologies, Inc.	Colorado	100
Garlock Sealing Technologies LLC	North Carolina	100
Garlock International Inc.	Delaware	100
Garlock of Canada Ltd	Canada	100
Garlock de Mexico, S.A. de C.V.	Mexico	99.62
Garlock Overseas Corporation	Delaware	100
Garlock de Mexico, S.A. de C.V.	Mexico	0.38
Garlock Pty Limited	Australia	100
Garlock Valqua Japan, Inc.	Japan	51
Garrison Litigation Management Group, Ltd.	North Carolina	100
The Anchor Packing Company	North Carolina	100
GGB Brasil Industria de Mancais E Componentes Ltda.	Brazil	0.1
GGB, Inc.	Delaware	100
EnPro Luxembourg Holding Company S.a.r.l.	Luxembourg	100
Compressor Products International Canada, Inc.	Canada	100
STEMCO Productos Industriales, S. de R.L. de C.V.	Mexico	0.01
EnPro German Holding GmbH	Germany	100
Garlock GmbH	Germany	100
Compressor Products International GmbH	Germany	100
Garlock India Private Limited	India	0.00001
PSI Products GmbH	Germany	100
GGB Heilbronn GmbH	Germany	100
GGB Kunststoff-Technologie GmbH	Germany	100
Technetics Group Germany GmbH	Germany	100
GGB France E.U.R.L.	France	100
Tribochem, LDA	Portugal	51
GGB Slovakia s.r.o.	Slovakia	95.47
Coltec Industries France SAS	France	100
CPI-LIARD SAS	France	100
Technetics Group France SAS	France	100
STEMCO Productos Industriales, S. de R.L. de C.V.	Mexico	0.01
Stempro Mexico Acquisition Co., S. de R.L. de C.V.	Mexico	99.99
STEMCO Productos Industriales, S. de R.L. de C.V.	Mexico	99.99
Fairbanks Morse Engine France E.U.R.L.	France	100
GGB Austria GmbH	Austria	100
GGB Bearing Technology (Suzhou) Co., Ltd.	China	100
GGB Brasil Industria de Mancais E Componentes Ltda.	Brazil	99.9
GGB Italy S.r.l.	Italy	100
GGB Real Estate GmbH	Germany	100
GGB Slovakia s.r.o	Slovakia	4.53
GGB Tristar Suisse SA	Switzerland	100
GGB LLC	Delaware	100
Stemco LP	Texas	1
Stemco Products, Inc.	Delaware	100
Stemco LP	Texas	99

Consolidated Subsidiary Companies	Place of Incorporation	% of Voting Securities Owned
Stempro de Mexico, S. de R.L. de C.V.	Mexico	75
STEMCO Kaiser Incorporated	Michigan	100
Stempro Mexico Acquisition Co., S. de R.L. de C.V.	Mexico	0.01
Technetics Group LLC	North Carolina	100
Qualiseal Technology, LLC	North Carolina	100
Technetics Group Daytona, Inc.	Delaware	100
Applied Surface Technology, Inc.	California	100
Belfab, Inc.	Delaware	100
Technetics Group Singapore Pte. Ltd.	Singapore	100
Technetics Group Oxford, Inc.	Delaware	100

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